UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 19, 2009, the Board of Directors of Physicians Formula Holdings, Inc. (the "Company") appointed Mr. Charles J. Hinkaty as a director of the Company to fill the vacancy resulting from Mr. Jeff Berry's resignation on May 29, 2009 to become the Company's Interim Chief Financial Officer.  Mr. Hinkaty was also appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company's Board of Directors, effective October 19, 2009.

As previously announced, on June 1, 2009, the Company received a NASDAQ Staff Deficiency Letter from the NASDAQ Stock Market LLC ("NASDAQ") indicating that, due to the resignation of Mr. Berry from the Board of Directors, the Company no longer complied with NASDAQ's independent director requirement for continued listing set forth in NASDAQ Listing Rule 5605(b)(1) and NASDAQ's audit committee requirement for continued listing set forth in NASDAQ Listing Rule 5605(c)(2)(A).  Mr. Hinkaty's appointment to the Company's Board of Directors and Audit Committee restores the Company's compliance with the independent director and audit committee requirements of the NASDAQ Listing Rules within the applicable grace period.

Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008.  Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary Del Pharmaceuticals, Inc. from 1985 to January 2005.  Mr. Hinkaty served as a director of Del Laboratories, Inc. until December 2007 and has also been a member of the Board of Directors of FGX International since September 2008.

There are no arrangements or understandings between Mr. Hinkaty and any other person pursuant to which he was selected to serve on the Board of Directors, and there are no relationships between Mr. Hinkaty and the Company that would require disclosure under Item 404(a) of Regulation S-K.  Mr. Hinkaty will be entitled to the Company's standard non-employee director cash compensation arrangements as described in the Company's 2009 proxy statement filed with the Securities and Exchange Commission on April 27, 2009 and has entered into the Company's standard indemnification agreement for directors, which has been filed as an exhibit to the Company's registration statement on Form S-1 (File No. 333-136913).  In addition, on October 19, 2009, the Compensation Committee approved the grant of options to purchase 25,000 shares of the Company's common stock to Mr. Hinkaty on October 19, 2009 under the Company's Amended and Restated 2006 Equity Incentive Plan.  Of these options, 6,250 will vest immediately upon grant and the remainder will vest in equal monthly installments of approximately 391 shares, beginning on November 19, 2009, and all of these options will become fully vested and exercisable automatically upon a Change in Control (as defined in the Amended and Restated 2006 Equity Incentive Plan).

A copy of the Company's press release announcing the appointment of Mr. Hinkaty to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Description
99.1	Press Release issued October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff Berry
Date: October 20, 2009	Name:	Jeff Berry
	Title:	Interim Chief Financial Officer